UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 31, 2026

MOLECULIN BIOTECH, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5300 Memorial Drive, Suite 950, Houston, TX 77007
(Address of principal executive offices and zip code)

(713) 300-5160
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	MBRX	The NASDAQ Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

On July 31, 2026, Moleculin Biotech, Inc., a Delaware corporation (the “Company”), entered into a placement agency agreement (the “Placement Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”) for the public offering (the “Offering”) by the Company of (i) an aggregate of 12,376,667 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), or pre-funded warrants in lieu thereof (the “Pre-Funded Warrants”), and (ii) Series I Common Stock Purchase Warrants to purchase up to an aggregate of 37,130,001 shares of Common Stock (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”). The combined public offering price was $0.75 per share of Common Stock (or pre-funded warrant in lieu thereof) and accompanying Common Warrant. In connection with the Offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain of the purchasers in the Offering.

Subject to certain ownership limitations, the Warrants are exercisable at any time on or after the closing of the Offering (the “Initial Exercise Date”). Each Pre-Funded Warrant is exercisable into one share of Common Stock at an exercise price of $0.001 per share (as adjusted from time to time in accordance with the terms thereof) and expires when exercised in full. The Common Warrants are exercisable into one share of Common Stock at an exercise price of $0.75 per share (as adjusted from time to time in accordance with the terms thereof) and expire on the five-year anniversary of the Initial Exercise Date.

The Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein is not available for, the issuance or resale of shares of Common Stock underlying the Warrants to or by the holder. The holder of a Common Warrant is prohibited from exercising any Common Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%. The holder of a Pre-Funded Warrant is similarly prohibited from exercising any Pre-Funded Warrants to the extent that such exercise would result in the holder and its affiliates beneficially owning in excess of 4.99% (or, at the holder’s election, 9.99%) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise. In the event of certain fundamental transactions, the holder of the Common Warrants will have the right to receive the Black Scholes Value (as defined in the Common Warrants) of its Common Warrants calculated pursuant to a formula set forth in the Common Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of Common Stock.

If, while the Common Warrants are outstanding, the Company issues or sells, or is deemed to have issued or sold, any Common Stock and/or Common Stock equivalents other than in connection with certain exempt issuances, at a purchase price per share less than the exercise price of the Common Warrants in effect immediately prior to such issuance or sale or deemed issuance or sale, then immediately after such issuance or sale or deemed issuance or sale, the exercise price of the Common Warrants then in effect will be reduced to an amount equal to the new issuance price, subject to a floor price of $0.21.

The closing of the sale of these securities occurred on August 3, 2026 (the “Closing Date”). The gross proceeds to the Company from the Offering were approximately $9.3 million, before deducting the Placement Agent’s fees and other Offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants. The Company intends to use the net proceeds from the Offering to advance Annamycin through clinical development and for working capital.

Pursuant to the Purchase Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, or file any registration statement or prospectus, or any amendment or supplement thereto, for 45 days after the Closing Date, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a Variable Rate Transaction (as defined in the Purchase Agreement) until 180 days after the Closing Date, subject to certain exceptions; provided that commencing on the 46th day following the Closing Date, the Company will be permitted to make sales under its existing “at-the-market offering” sales agreement with Roth Capital Partners, LLC.

The offering of the Shares and Warrants was made pursuant to a Registration Statement on Form S-1 (File No. 333-297776) (the “Registration Statement”), which was initially filed by the Company with the Securities and Exchange Commission on July 29, 2026, and subsequently amended and then declared effective on July 31, 2026. The Offering of the Shares and Warrants was made only by means of a prospectus forming a part of the Registration Statement.

In connection with the Offering, the Company’s directors and officers entered into lock-up agreements with the Placement Agent (the “Lock-Up Agreements”) pursuant to which each such person agreed, subject to certain exceptions, not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock beneficially owned by such person for a period of 60 days following the Closing Date.

Pursuant to the Placement Agreement, the Company agreed to pay the Placement Agent a cash fee equal to 6.5% of the gross proceeds received by the Company from the sale of the securities in the Offering. The Company also agreed to reimburse the Placement Agent for its reasonable and documented out-of-pocket expenses incurred in connection with the Offering, in an amount not to exceed $100,000 in the aggregate. Maxim Group LLC acted as financial advisor to the Company for the Offering and received a fee of 1.0% of the aggregate gross proceeds of the Offering.

The representations, warranties and covenants contained in the Purchase Agreement and Placement Agreement were made solely for the benefit of the parties to the Purchase Agreement and Placement Agreement. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to such agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement and Placement Agreement are filed with this Current Report on Form 8-K only to provide investors with information regarding the terms of the transaction, and not to provide investors with any other factual information regarding the Company. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement or Placement Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The forms of the Purchase Agreement, the Placement Agreement, the Common Warrant, and the Pre-Funded Warrant are filed as Exhibits 10.1, 1.1, 4.1, and 4.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

1.1	Placement Agency Agreement dated July 31, 2026, by and between Moleculin Biotech, Inc. and Roth Capital Partners, LLC
4.1	Form of Series I Common Stock Purchase Warrant
4.2	Form of Pre-Funded Warrant
10.1	Form of Securities Purchase Agreement
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLECULIN BIOTECH, INC.

Date: August 3, 2026 By: /s/ Jonathan P. Foster Jonathan P. Foster Chief Financial Officer